EXHIBIT (m)(2)(b)

SCHEDULE A to MASTER DISTRIBUTION PLAN FOR CLASS C SHARES(1)

March 7, 2017

	Distribution Fee/Service Fee	Effective Date
Calvert Management Series
Calvert Tax-Free Responsible Impact Bond Fund	0.75/0.25%	2/15/17
Calvert Unconstrained Bond Fund	0.75/0.25%	1/27/17
The Calvert Fund
Calvert Income Fund	0.75/0.25%	12/31/16
Calvert Short Duration Income Fund	0.75/0.25%	1/6/17
Calvert High Yield Bond Fund	0.75/0.25%	12/31/16
Calvert Responsible Index Series, Inc.
Calvert U.S. Large Cap Core Responsible Index Fund	0.75/0.25%	3/7/17
Calvert U.S. Large Cap Growth Responsible Index Fund	0.75/0.25%	12/31/16
Calvert U.S. Large Cap Value Responsible Index Fund	0.75/0.25%	12/31/16
Calvert U.S. Mid Cap Core Responsible Index Fund	0.75/0.25%	1/6/17
Calvert Developed Markets Ex-U.S. Responsible Index Fund	0.75/0.25%	12/31/16
Calvert Impact Fund, Inc.
Calvert Small Cap Fund	0.75/0.25%	2/15/17
Calvert Global Energy Solutions Fund	0.75/0.25%	1/6/17
Calvert Global Water Fund	0.75/0.25%	1/6/17

	Distribution Fee/Service Fee	Effective Date
Calvert Social Investment Fund
Calvert Balanced Portfolio	0.75/0.25%	1/27/17
Calvert Bond Portfolio	0.75/0.25%	1/27/17
Calvert Equity Portfolio	0.75/0.25%	1/27/17
Calvert Conservative Allocation Fund	0.75/0.25%	12/31/16
Calvert Moderate Allocation Fund	0.75/0.25%	1/6/17
Calvert Aggressive Allocation Fund	0.75/0.25%	1/6/17
Calvert World Values Fund, Inc.
Calvert International Equity Fund	0.75/0.25%	2/15/17
Calvert Capital Accumulation Fund	0.75/0.25%	1/27/17
Calvert International Opportunities Fund	0.75/0.25%	1/6/17
Calvert Emerging Markets Equity Fund	0.75/0.25%	1/6/17

(1)

The fees shown are the fees authorized by the Board to be paid to Eaton Vance Distributors, Inc. (“EVD”) under the Class C distribution plan.